UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2021

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street, New York, NY	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TheMaven, Inc. (the “Company”) is in the process of becoming current with respect to its required periodic filings with the Securities and Exchange Commission and has not determined who its named executive officers would be for the most recently completed fiscal year. As a result, the Company is disclosing material changes to compensation arrangements for certain of its executive officers.

Amendment of 2019 Equity Incentive Plan

On February 18, 2021, the Company’s Board of Directors (the “Board”) approved the Second Amendment (the “Plan Amendment”) to the Company’s 2019 Equity Incentive Plan (the “Plan”) to increase the number of shares of its common stock, par value $0.01 per share (the “Common Stock”), available for issuance under the Plan from 85,000,000 shares to 185,000,000 shares. The foregoing description of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stock Options

Also on February 18, 2021, the Board approved grants of stock options (the “Stock Options”) to certain executive officers of the Company under the Plan. In approving the grants, the Board determined that the maximum aggregate number of shares of Common Stock underlying the Stock Options would not exceed 26,200,000 shares and the grants would be made on or before March 18, 2021. The number of shares of Common Stock underlying each Stock Option granted to each executive officer is set forth in the table below. Each of the Stock Options is designated as a non-qualified stock option and is subject to the terms and conditions of the form of stock option agreement previously approved by the Board.

Name and Title	Number of Shares of Common Stock Underlying the Stock Options
Ross Levinsohn, Chief Executive Officer	4,390,244
Paul Edmondson, President, Platform	1,463,415
Robertson Barrett, President, Media	1,280,000
Avi Zimak, Chief Revenue & Strategy Officer	1,097,561
Andrew Kraft, Chief Operating Officer	1,097,561
Douglas Smith, Chief Financial Officer and Secretary	1,097,561
Jill Marchisotto, Chief Marketing Officer	731,707

The Stock Options granted to each executive officer, with the exception of Mr. Levinsohn and Mr. Barrett, vest as follows: one-third will vest on January 1, 2022 and 1/36th will vest monthly for the remainder of the officer’s continuous service with the Company until they become fully vested. With respect to Mr. Barrett, one-third of his Stock Options will vest after one year of continuous service, with the remainder vesting 1/36th monthly for the remainder of his continuous service with the Company until they become fully vested.

With respect to Mr. Levinsohn, one-half of the Stock Options granted to him will vest as follows: one-third will immediately vest upon the grant, one-third will vest on August 26, 2021, and one-third will vest on August 26, 2022, so long as Mr. Levinsohn continues to be employed by the Company on each of those dates. The remaining half of the Stock Options granted to Mr. Levinsohn will vest upon certain performance conditions, including achievement of certain Company stock price targets.

Restricted Stock Units

On February 18, 2021, the Board also approved the issuance of restricted stock units (the “RSUs”) to certain executive officers of the Company under the Plan. The number of RSUs granted to each executive officer is set forth in the table below. Each of the RSUs is subject to the terms and conditions of the form of restricted stock units award previously approved by the Board.

Name and Title	Number of RSUs
Ross Levinsohn, Chief Executive Officer	10,243,902
Paul Edmondson, President, Platform	3,414,634
Robertson Barrett, President, Media	3,000,000
Avi Zimak, Chief Revenue & Strategy Officer	2,560,976
Andrew Kraft, Chief Operating Officer	2,560,976
Douglas Smith, Chief Financial Officer and Secretary	2,560,976
Jill Marchisotto, Chief Marketing Officer	1,707,317

The RSUs granted to each executive officer, with the exception of Mr. Levinsohn and Mr. Barrett, vest as follows: one-third will vest on January 1, 2022 and 1/36th will vest monthly for the remainder of the officer’s continuous service with the Company until they become fully vested. With respect to Mr. Barrett, one-third of his RSUs will vest after one year of continuous service, with the remainder vesting 1/36th monthly for the remainder of his continuous service with the Company until they become fully vested.

With respect to Mr. Levinsohn, one-half of the RSUs granted to him will vest as follows: (1) one-third will vest on the earlier of (i) 45 days following the date the Company’s Common Stock is listed on a national securities exchange, (ii) the date on which Mr. Levinsohn’s continuous service with the Company is terminated, or (iii) August 26, 2021, so long as Mr. Levinsohn is continuously employed by the Company; (2) one-third will vest on August 26, 2021, so long as Mr. Levinsohn is continuously employed by the Company; and (3) one-third will vest on August 26, 2022, so long as Mr. Levinsohn is continuously employed by the Company. The remaining half of the RSUs granted to Mr. Levinsohn will vest upon certain performance conditions, including achievement of certain Company stock price targets.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to theMaven, Inc.’s 2019 Equity Incentive Plan, dated February 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: February 24, 2021	By:	/s/ Doug Smith
	Name:	Doug Smith
	Title:	Chief Financial Officer